SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Information Statement	☐	Confidential, for Use of Commission Only [as permitted by Rule 14a-6(e) (2)]
☒ Definitive Information Statement

TRANSAMERICA FUNDS
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required

☐  $125 per Exchange Act Rules 0-11(c) (1) (ii), 14 c-(1) (ii), 14c-5(g).

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

Date Filed:

TRANSAMERICA FUNDS

Transamerica Global Macro

570 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: 1-888-233-4339

July 19, 2013

This information statement (“Information Statement”) is being furnished by the Board of Trustees (the “Board” or “Trustees”) of Transamerica Funds to the shareholders of Transamerica Global Macro (the “Fund”). The Information Statement provides information regarding the approval by the Board of a new sub-advisory agreement on behalf of the Fund. The Fund is sub-advised by The Cambridge Strategy (Asset Management) Limited (“The Cambridge Strategy” or the “Sub-Adviser”) pursuant to an agreement between Transamerica Asset Management, Inc. (“TAM” or “Adviser”) and The Cambridge Strategy, a copy of which is attached hereto as Exhibit A (the “New Sub-Advisory Agreement”).

Transamerica Funds (“Transamerica Funds” or the “Trust”) is organized as a Delaware statutory trust. Transamerica Global Macro is a series of the Trust.

The new Sub-Adviser took over day-to-day management of the Fund on April 30, 2013. Prior to April 30, 2013, First Quadrant, L.P. (“First Quadrant”) served as sub-adviser to the Fund. In connection with the change in sub-adviser, and as discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplement dated April 19, 2013, the Fund’s investment objective, principal investment strategies and risks also changed and additional breakpoints were added to reduce TAM’s advisory fee rates. TAM continues to serve as the Fund’s investment adviser.

This Information Statement is provided in lieu of a proxy statement to the Fund’s shareholders of record as of April 30, 2013 (the “Record Date”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) subject to the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the “1940 Act,” of the parties to the agreement (“Independent Trustees”), without obtaining shareholder approval. Pursuant to the Order, however, the Fund is required to provide certain information about a new sub-advisory agreement to its shareholders.

A Notice of Internet Availability of the Information Statement is being mailed on or about July 19, 2013. The Fund will bear the costs associated with preparing and distributing this Information Statement and the Notice of Internet Availability of the Information Statement to shareholders.

The annual report of the Fund is sent to shareholders of record following the Fund’s fiscal year end. The Fund’s fiscal year end is October 31. The Fund will furnish, without charge, a copy of its annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Fund by calling toll free 1-888-233-4339. Copies of the annual and semi-annual report of the Fund also are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of the Notice of Internet Availability may be delivered to two or more investors who share an address, unless the Fund has received instructions to the contrary. Please contact the Fund at the address and phone number set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement will be available on the Fund’s website at https://www.transamericainvestments.com/TridionImages/Transamerica-Global-Macro-Information-Statement.pdf until at least November 19, 2013. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Fund at 1-888-233-4339.

TRANSAMERICA GLOBAL MACRO

a series of Transamerica Funds

INFORMATION STATEMENT

On April 11, 2013, the Board of the Fund approved, at the Adviser’s recommendation, a New Sub-Advisory Agreement with The Cambridge Strategy for the Fund, as described below, effective April 30, 2013. The Cambridge Strategy took over day-to-day management of the Fund on April 30, 2013. As discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplement dated April 19, 2013, the Fund’s investment objective, principal investment strategies and risks also changed and TAM’s advisory fee rates were reduced as the result of the addition of new breakpoints.

This Information Statement describes the Sub-Adviser and the terms of the New Sub-Advisory Agreement.

THE FUND AND ITS MANAGEMENT AGREEMENT

TAM, a Florida corporation located at 570 Carillon Parkway, St. Petersburg, FL 33716, manages the assets of the Fund pursuant to an Investment Advisory Agreement (the “Advisory Agreement”), dated February 1, 2013, which was approved by the Board, including a majority of the Independent Trustees. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Fund, (ii) selects and employs, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Fund consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current registration statement, and (iii) reviews the sub-adviser’s continued performance. The Advisory Agreement was last approved by the Board on June 13, 2013. The Advisory Agreement was last approved by shareholders of the Fund on November 16, 2012.

No officer or Trustee of the Fund is a director, officer or employee of the Sub-Adviser. No officer or Trustee of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest in the Sub-Adviser or any other person controlling, controlled by or under common control with the Sub-Adviser. Since the Record Date, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which the Sub-Adviser or any of its affiliates was or is to be a party.

TERMS OF THE PRIOR SUB-ADVISORY AGREEMENT

Prior to April 30, 2013, First Quadrant served as sub-adviser to the Fund. First Quadrant is located at 800 E. Colorado Blvd., Suite 900, Pasadena, CA 91101.

First Quadrant provided sub-advisory services to the Fund pursuant to an Investment Sub-Advisory Agreement between TAM and First Quadrant (the “First Quadrant Sub-Advisory Agreement”). As sub-adviser to the Fund, First Quadrant was responsible for managing the assets of the Fund in a manner consistent with the terms of the First Quadrant Sub-Advisory Agreement and the investment objective, strategies and policies of the Fund. The First Quadrant Sub-Advisory Agreement was dated November 1, 2009, and was last approved by the Board, including a majority of the Independent Trustees, on June 13-14, 2012.

COMPARISON OF THE SUB-ADVISORY AGREEMENTS

Descriptions of the sub-advisory fee rates payable by the Adviser to The Cambridge Strategy under the New Sub-Advisory Agreement and the sub-advisory fees paid by the Adviser to First Quadrant under the First Quadrant Sub-Advisory Agreement appear below under the caption “Sub-Advisory Fees.”

As discussed below under the caption “Evaluation by the Board,” the New Sub-Advisory Agreement was approved by the Board on April 11, 2013, and was effective as of April 30, 2013. The New Sub-Advisory Agreement has an initial term of two years from the effective date. Thereafter, continuance of the New Sub-Advisory Agreement shall be subject to the specific approval, at least annually, of a vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, or by a majority of the Board who are not interested persons (the “Independent Trustees”), at a meeting called for the purpose of voting on such approval.

The terms of the First Quadrant Sub-Advisory Agreement and those of the New Sub-Advisory Agreement are substantially similar. Under the New Sub-Advisory Agreement, the sub-advisory fee rates payable by the Adviser to the Sub-Adviser have decreased as the result of the addition of breakpoints. A description of the sub-advisory fee rates appears below under the caption “Sub-Advisory Fees.”

Under the terms of the New Sub-Advisory Agreement, like the First Quadrant Sub-Advisory Agreement, subject to the supervision of the Trust’s Board and TAM, the Sub-Adviser shall regularly provide the Fund (with respect to such portion of the Fund’s assets as shall be allocated to the Sub-Adviser by TAM from time to time (the “Allocated Assets”)) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectuses and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to the Sub-Adviser.

The New Sub-Advisory Agreement provides that the Sub-Adviser may place orders for the purchase and sale of portfolio securities with such broker-dealers who provide research and brokerage services to the Portfolio within the meaning of Section 28(e) of the Securities Exchange Act of 1934, to the Sub-Adviser, or to any other fund or account over which the Sub-Adviser or its affiliates exercise investment discretion. The New Sub-Advisory Agreement also provides that, subject to such policies and procedures as may be adopted by the Board and officers of the Portfolio, the Sub-Adviser may pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Sub-Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Portfolio and to other funds and clients for which the Sub-Adviser exercises investment discretion. The First Quadrant Sub-Advisory Agreement contained similar provisions.

The New Sub-Advisory Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) may be terminated by TAM upon written notice to the Sub-Adviser, without the payment of any penalty; (iii) may be terminated by the Sub-Adviser upon 90 days’ written notice to TAM; and (iv) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) and shall not be assignable by TAM without the consent of the Sub-Adviser. The First Quadrant Sub-Advisory Agreement provided that it may be terminated at any time, without payment of any penalty, on 60 days’ written notice to TAM or First Quadrant, as appropriate, by (i) the Board, (ii) a vote of a majority of the outstanding voting securities of the Fund, (iii) TAM, or (iv) First Quadrant; and shall terminate automatically in the event of its assignment (as defined or interpreted for regulatory purposes).

As compensation for the services performed by the Sub-Adviser under the New Sub-Advisory Agreement, TAM shall pay the Sub-Adviser out of the advisory fee it receives with respect to the Fund, as promptly as possible after the last day of each month, a fee, computed daily as a percentage of average daily net assets on an annual basis. As outlined below under “Sub-Advisory Fees,” the compensation the Sub-Adviser will receive from TAM under the New Sub-Advisory Agreement is currently the same as that received by First Quadrant under the First Quadrant Sub-Advisory Agreement and will potentially be lower in the future if certain additional breakpoints are reached at certain asset levels.

The New Sub-Advisory Agreement, like the First Quadrant Sub-Advisory Agreement, requires that the Sub-Adviser, at its expense, supply the Board, the officers of the Trust and the Adviser with all information and reports reasonably required by any of them and reasonably available to the Sub-Adviser relating to the services provided pursuant to the New Sub-Advisory Agreement, including such information that the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

The New Sub-Advisory Agreement states that the Sub-Adviser shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Portfolio, provided that the Sub-Adviser is not protected against any liability to the Adviser or the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the New Sub-Advisory Agreement. The First Quadrant Sub-Advisory Agreement contained similar provisions.

The First Quadrant Sub-Advisory Agreement also provided that the Sub-Adviser shall indemnify and hold harmless TAM, the Portfolio and their respective directors, trustees, officers, employees or agents from any and all claims, losses, expenses, obligation and liabilities (including, without limitation, reasonable attorney’s fees) arising or resulting from the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in its performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties. The New Sub-Advisory Agreement does not contain similar provisions.

The New Sub-Advisory Agreement provides that unless the Adviser advises the Sub-Adviser in writing that the right to vote proxies has been expressly reserved to the Adviser or the Trust or otherwise delegated to another party, the Sub-Adviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Portfolio’s securities managed by the Sub-Adviser, in accordance with that Sub-Adviser’s proxy voting policies and procedures without consultation with the Adviser or the Portfolio. In addition, the Sub-Adviser has the power to exercise rights, options, warrants, conversions privileges, and redemption privileges, and to tender securities pursuant to a tender offer. The Sub-Adviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to the Adviser. The First Quadrant Sub-Advisory Agreement contained similar provisions.

Investors should refer to Exhibit A attached hereto for the complete terms of the New Sub-Advisory Agreement. The summary of the New Sub-Advisory Agreement set forth herein is qualified in its entirety by provisions of the New Sub-Advisory Agreement as set forth in Exhibit A.

TAM ADVISORY FEES

Under the Advisory Agreement, the Fund pays the Adviser on an annual basis the following advisory fee based on the Fund’s average daily net assets:

1.25% of the first $300 million

1.175% over $300 million up to $500 million

1.12% over $500 million up to $600 million

1.05% in excess of $600 million

Prior to April 30, 2013, the Fund paid the Adviser 1.25% on the first $300 million and 1.20% on assets over $300 million of the Fund’s average daily net assets. The net assets are equal to the market value of the Fund. Fees are accrued daily and paid by the Fund monthly.

SUB-ADVISORY FEES

Under the New Sub-Advisory Agreement, the Adviser (not the Fund) pays the Sub-Adviser the following sub-advisory fees for its services with respect to the Fund’s average daily net assets on an annual basis:

0.75% of the first $300 million

0.725% over $300 million up to $500 million

0.70% over $500 million up to $600 million

0.65% in excess of $600 million

Under the First Quadrant Sub-Advisory Agreement, the Adviser (not the Fund) paid First Quadrant at a flat fee rate of 0.75% for its services with respect to the Fund’s average daily net assets on an annual basis.

The following table shows the management fees paid to TAM and Sub-Advisory fees paid by TAM to First Quadrant for the fiscal year ended October 31, 2012.

Advisory Fees (after waivers/expense reimbursements)	Advisory Fees Waived/Expenses Reimbursed	Sub-Advisory Fees Paid (Net of Fees Reimbursed)
$1,361,277	$0	$816,767

INFORMATION REGARDING THE SUB-ADVISER

The Cambridge Strategy had approximately $820 million in total assets under management as of December 31, 2012. The Cambridge Strategy has been a registered investment adviser since 2011. The Cambridge Strategy’s principal business address is 7th Floor Berger House, 36-38 Berkeley Square, London W1J5AE, United Kingdom.

Portfolio Managers

Name	Role	Employer	Positions Over Past Five Years
David Russell Thompson	Portfolio Manager	The Cambridge Strategy	Portfolio Manager of the fund since 2013; Chief Investment Officer, Portfolio Manager of The Cambridge Strategy since 2003
Walid Khalfallah, CFA	Portfolio Manager	The Cambridge Strategy	Portfolio Manager of the fund since 2013; Senior Portfolio Manager of The Cambridge Strategy since 2009; Head of Middle East Equity Research (HSBC) from 2007 to 2008
Ali Bora Yigitbasioglu	Portfolio Manager	The Cambridge Strategy

Portfolio Manager of the fund since 2013; Senior Portfolio Manager of The Cambridge Strategy since 2010; Senior Trader at Dresdner

Kleinwort/Commerzbank from 2008 to 2010; Quantitative Analyst (FX Options) and EM Rates Options Trader of Lehman Brothers from 2004 to 2008

Management and Governance. Listed below are the names, positions and principal occupations of the executive committee members and principal executive officers of the Sub-Adviser as of December 31, 2012. The principal address of each individual as it relates to his or her duties at the Sub-Adviser is the same as that of the Sub-Adviser.

Name	Position with The Cambridge Strategy
Edward D. Baker	Executive Chairman and Managing Member
Peter J. Henricks	Chief Executive Officer and Managing Member
David R. Thompson	Chief Investment Officer and Managing Member
Anthony E. Henry	Chief Compliance Officer and Elected Manager

Management Activities. The Cambridge Strategy acts as sub-adviser, as indicated, for the following registered investment company with investment objectives similar to the Fund:

Comparable Fund for which The Cambridge Strategy serves as Sub- Adviser	Assets Managed by The Cambridge Strategy	Sub-advisory Fee Paid to The Cambridge Strategy
Collins Alternative Solutions Fund	$5 million (as of 12/31/12)	1.00% annually

EVALUATION BY THE BOARD

At a meeting of the Board held on April 11, 2013, the Board considered the termination of First Quadrant as sub-adviser for the Portfolio and the approval of The Cambridge Strategy as replacement sub-adviser. Following their review and consideration, the Board Members determined that the terms of the New Sub-Advisory Agreement are reasonable and that the termination of First Quadrant as sub-adviser to the Portfolio and approval of the New Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders. The Board, including the independent members of the Board (the “Independent Board Members”), unanimously approved the New Sub-Advisory Agreement for an initial two-year period and authorized TAM to terminate the sub-advisory agreement with First Quadrant.

To assist the Board Members in their consideration of the New Sub-Advisory Agreement, the Board Members received in advance of their meeting certain materials and information. In addition, the Independent Board Members consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board Members’ deliberations.

Among other matters, the Board considered:

(a) that TAM advised the Board that the appointment of The Cambridge Strategy is not expected to result in any diminution in the nature, extent and quality of services provided to the Fund and its shareholders, including compliance services;

(b) that The Cambridge Strategy is an experienced and respected asset management firm and that The Cambridge Strategy has the capabilities, resources and personnel necessary to provide sub-advisory services to the Fund;

(c) the proposed responsibilities of The Cambridge Strategy for the Fund and the services expected to be provided by it;

(d) the fact that the sub-advisory fee payable to The Cambridge Strategy would be paid by TAM and not the Fund;

(e) that the advisory fee rate paid by the Fund to TAM would decrease at certain asset levels, and that the sub-advisory fee to be paid by TAM to The Cambridge Strategy is reasonable in light of the services to be provided; and

(f) that TAM recommended to the Board that The Cambridge Strategy be appointed as sub-adviser to the Fund based on its desire to engage an investment sub-adviser with a proven track record.

A discussion followed that included additional consideration of these and other matters.

In their deliberations, the Board Members evaluated a number of considerations that they believed, in light of the legal advice furnished to them by independent legal counsel and their own business judgment, to be relevant. They based their decisions on the considerations discussed here, among others, although they did not identify any consideration or particular information that was controlling of their decisions, and each Board Member may have attributed different weights to the various factors.

Nature, Extent and Quality of the Services to be Provided.  In evaluating the nature, extent and quality of the services to be provided by The Cambridge Strategy under the New Sub-Advisory Agreement, the Board considered, among other things, information and assurances provided by TAM and The Cambridge Strategy as to the operations, facilities, organization and personnel of The Cambridge Strategy, the anticipated ability of The Cambridge Strategy to perform its duties under the New Sub-Advisory Agreement, and the anticipated changes to the current investment program and other practices of the Fund. The Board considered the proposed changes to the Fund’s investment objective and principal investment strategies. The Board considered that TAM has advised the Board that the appointment of The Cambridge Strategy is not expected to result in any diminution in the nature, extent and quality of services provided to the Fund and its shareholders, including compliance services. The Board considered that The Cambridge Strategy is an experienced and respected asset management firm and that TAM believes that The Cambridge Strategy has the capabilities, resources and personnel necessary to provide sub-advisory services to the Fund based on the assessment of the services.

Based on their review of the materials provided and the assurances they had received from TAM, the Board determined that The Cambridge Strategy can provide sub-advisory services that are appropriate in scope and extent in light of the proposed investment program for the Portfolio and that The Cambridge Strategy’s appointment is not expected to adversely affect the nature, extent and quality of services provided to the Fund.

Investment Performance.  The Board considered The Cambridge Strategy’s performance, investment management experience, capabilities and resources. The Board reviewed the performance of the Fund as compared to the composite performance of the strategy to be followed by The Cambridge Strategy, which compared favorably to that of the Fund, its benchmark and its peer group for the year-to-date, 1- and 3-year periods (annualized) ended September 30, 2012. The Board Members further noted that TAM believes that the appointment of The Cambridge Strategy could benefit shareholders by offering them the potential for improved performance based on the historical comparisons, but were unable to predict what effect execution of the New Sub-Advisory Agreement would actually have on the future performance of the Fund.

On the basis of this information and the Board’s assessment of the nature, extent and quality of the services to be provided by The Cambridge Strategy, the Board concluded that The Cambridge Strategy is capable of generating a level of investment performance that is appropriate in light of the Fund’s investment objectives, policies and strategies.

Sub-Advisory Fee, Cost of Services Provided and Profitability.  The Board considered the proposed sub-advisory fee rate under the New Sub-Advisory Agreement, including the reduction in the amount of the Fund’s advisory fee retained by TAM following payment of the sub-advisory fee that would result at certain asset levels from implementation of the New Sub-Advisory Agreement. The Board noted that the advisory fee rate payable by the Fund would also be reduced in connection with the sub-adviser change, which would benefit the Fund and its shareholders. The Board also noted that the Fund does not pay the sub-advisory fee. On the basis of these considerations, together with the other information it considered, the Board determined that the sub-advisory fee to be received by The Cambridge Strategy under the New Sub-Advisory Agreement is reasonable in light of the services to be provided.

With respect to The Cambridge Strategy’s costs and profitability in providing services to the Fund, the Board noted that the sub-advisory fee is the product of arm’s-length negotiation between TAM and The Cambridge Strategy. As a result, the Board did not consider The Cambridge Strategy’s anticipated profitability as material to its decision to approve the New Sub-Advisory Agreement.

Economies of Scale.  The Board considered the sub-advisory fee schedule and the existence of breakpoints, noting that additional breakpoints would be added to the Fund’s advisory fee schedule in connection with the sub-adviser change. The Board considered that TAM also believes that the appointment of The Cambridge Strategy as sub-adviser has the potential to attract additional assets because of The Cambridge Strategy’s asset management capabilities. The Board Members concluded that they would have the opportunity to periodically reexamine whether the Portfolio has achieved economies of scale, and the appropriateness of management fees payable to TAM, and fees payable by TAM to The Cambridge Strategy, in the future.

Fall-Out Benefits.  The Board considered any other benefits to be derived by The Cambridge Strategy from its relationship with the Fund. The Board noted that TAM would not realize soft dollar benefits from its relationship with The Cambridge Strategy, and that The Cambridge Strategy may engage in soft dollar arrangements consistent with applicable law and “best execution” requirements.

Conclusion.  After consideration of the factors described above, as well as other factors, the Board Members, including all of the Independent Board Members, concluded that the approval of the New Sub-Advisory Agreement is in the best interests of the Fund and its shareholders and voted to approve the New Sub-Advisory Agreement.

BROKERAGE INFORMATION

There were no brokerage commissions incurred on security transactions placed with affiliates of the adviser or sub-adviser for the fiscal year ended October 31, 2012.

ADDITIONAL INFORMATION

TAM, the Trust’s investment adviser, and Transamerica Fund Services, Inc., the Trust’s transfer agent and administrator, are both located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The Trust’s principal underwriter and distributor, Transamerica Capital, Inc., is located at 4600 South Syracuse Street, Suite 1100, Denver, Colorado 80237.

As of April 30, 2013, the Trustees and officers of the Fund, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Fund.

As of April 30, 2013, the following persons owned of record 5% or more of the outstanding interests in the Fund:

Name & Address	Fund Name	Class	Percent Owned
Transamerica Multi-Manager Alternative Strategies Portfolio 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Global Macro	I2	65.79%
Transamerica Asset Allocation - Moderate Portfolio 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Global Macro	I2	13.20%
Transamerica Asset Allocation - Growth VP 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Global Macro	I2	10.83%
Transamerica Asset Allocation - Conservative Portfolio 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Global Macro	I2	9.94%

Any shareholder who holds beneficially 25% or more of the Fund may be deemed to control the Fund until such time as such shareholder holds beneficially less than 25% of the outstanding common shares of the Fund. Any shareholder controlling the Fund may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Fund without the consent or approval of other shareholders. As of April 30, 2013, the following persons held beneficially 25% or more of the Fund.

Name & Address	Fund Name	Percentage of Fund
Transamerica Multi-Manager Alternative Strategies Portfolio 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Global Macro	65.79%

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees,
Transamerica Funds

Dennis P. Gallagher
Vice President, General Counsel and Secretary

July 19, 2013

EXHIBIT A

INVESTMENT SUB-ADVISORY AGREEMENT

The Cambridge Strategy (Asset Management) Limited

This Agreement, entered into as of April 30, 2013 by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”) and The Cambridge Strategy (Asset Management) Limited, a limited organization, (referred to herein as the “Sub-adviser”).

TAM is the investment adviser to Transamerica Funds (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the “1940 Act”). TAM wishes to engage the Sub-adviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (the “Fund”). The Sub-adviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

1.          Appointment.  In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Sub-adviser to act as sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Sub-adviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified.

2.          Sub-advisory Services.  In its capacity as sub-adviser to the Fund, the Sub-adviser shall have the following responsibilities:

(a)

Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Sub-adviser shall regularly provide the Fund with respect to such portion of the Fund’s assets as shall be allocated to the Sub-adviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to the Sub-adviser. The Sub-adviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the negotiation and execution of investment documentation and agreements, including, without limitation, swap, futures, options and other agreements with counterparties, on the Fund’s behalf as the Sub-adviser deems appropriate from time to time in order to carry out its responsibilities hereunder, provided the Sub-adviser provides TAM prompt notice of any new investment agreements and any material amendments to existing investment agreements and the opportunity for legal review), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, any written instructions and directions of the Board or TAM provided to the Sub-adviser from time to time, and any other specific policies adopted by the Board and disclosed to the Sub-adviser. The Sub-adviser’s responsibility for providing investment research, advice, management and supervision to the Fund is limited to that discrete portion of the Fund represented by the Allocated Assets and the Sub-adviser is prohibited from directly or indirectly consulting with any other sub-adviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The Sub-adviser is authorized to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.

(b)

The Sub-adviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Sub-adviser or its affiliates exercise investment discretion. The Sub-adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Sub-adviser’s authority regarding the execution of the Fund’s portfolio transactions provided herein.

(c)	The Fund hereby authorizes any entity or person associated with the Sub-adviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Sub-adviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Sub-adviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Sub-adviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Sub-adviser and its directors and officers.

(d)

Unless TAM advises the Sub-adviser in writing that the right to vote proxies has been expressly reserved to TAM or the Trust or otherwise delegated to another party, the Sub-adviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Sub-adviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Sub-adviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM.

(e)

The Sub-adviser will monitor the security valuations of the Allocated Assets. If the Sub-adviser believes that the Fund’s carrying value for a security does not fairly represent the price that could be obtained for the security in a current market transaction, the Sub-adviser will notify TAM promptly. In addition, the Sub-adviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings.

3.          Activities of the Sub-adviser.  Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Sub-adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Sub-adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for the Fund and one or more other accounts of the Sub-adviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Sub-adviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Sub-adviser’s policies and procedures as presented to the Board from time to time.

4.          Allocation of Charges and Expenses.  During the term of this Agreement, the Fund will bear all expenses not expressly assumed by TAM or the Sub-adviser incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a)

The Fund shall pay its allocable share of (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

(b)	TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Sub-adviser pursuant to this Agreement.

(c)

The Sub-adviser shall pay all expenses incurred by it in the performance of its duties under this Agreement. The Sub-adviser shall authorize and permit any of its directors, officers and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, and shall pay all compensation, fees and expenses of such Trustees and officers.

5.          Obligation to Provide Information.  Each party’s obligation to provide information shall be as follows:

(a)

TAM shall cause the Sub-adviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. TAM shall furnish the Sub-adviser with such other documents and information with regard to the Fund’s affairs as the Sub-adviser may from time to time reasonably request.

(b)

The Sub-adviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Sub-adviser relating to the services provided by the Sub-adviser hereunder, including such information the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

6.          Compensation of the Sub-adviser.  As compensation for the services performed by the Sub-adviser, TAM shall pay the Sub-adviser out of the advisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Sub-adviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be prorated according to the ratio that the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in the Fund’s then-current Prospectus or as may be determined by the Board.

7.          Compensation of Trustees, Officers and Employees.  No Trustee, officer or employee of the Trust or the Fund shall receive from the Trust or the Fund any salary or other compensation as such Trustee, officer or employee while he is at the same time a director, officer, or employee of the Sub-adviser or any affiliated company of the Sub-adviser, except as the Board may decide. This paragraph shall not apply to Trustees, executive committee members, consultants and other persons who are not regular members of the Sub-adviser’s or any affiliated company’s staff.

8.          Term.  This Agreement shall continue in effect with respect to the Fund, unless sooner terminated in accordance with its terms, for two years from its effective date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of outstanding voting securities of that Fund.

9.          Termination.  This Agreement may be terminated with respect to the Fund at any time, without penalty, by the Board or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities. This Agreement may also be terminated by TAM upon written notice to the Sub-adviser, without the payment of any penalty. The Sub-adviser may terminate the Agreement only upon giving 90 days’ advance written notice to TAM. This Agreement shall terminate automatically in the event of its assignment by the Sub-adviser and shall not be assignable by TAM without the consent of the Sub-adviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.

10.          Use of Name.  If this Agreement is terminated with respect to the Fund and the Sub-adviser no longer serves as sub-adviser to the Fund, the Sub-adviser reserves the right to withdraw from the Trust the right to the use of its name with respect to that Fund or any name misleadingly implying a continuing relationship between the Fund and the Sub-adviser or any of its affiliates.

11.          Liability of the Sub-adviser.  The Sub-adviser may rely on information reasonably believed by it to be accurate and reliable. The Sub-adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Sub-adviser against any liability to TAM or the Fund to which the Sub-adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Sub-adviser” shall include any affiliates of the Sub-adviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Sub-adviser and such affiliates.

12.          Meanings of Certain Terms.  For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

13.          Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to the Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to the Fund until approved, if so required by the 1940 Act, by vote of the holders of a majority outstanding voting securities of that Fund. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Sub-adviser.

14.          Books and Records.  The Sub-adviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-adviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Sub-adviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

15.          Independent Contractor.  In the performance of its duties hereunder, the Sub-adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or TAM in any way or otherwise be deemed to be an agent of the Fund or TAM.

16.          Miscellaneous.  This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

17.          Governing Law.  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Florida and the applicable provisions of the 1940 Act.

18.          Interpretation.   Nothing contained herein shall be deemed to require the Trust to take any action contrary to its Governing Documents, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust.

The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Senior Vice President and Chief Investment Officer, Advisory Services

THE CAMBRIDGE STRATEGY (ASSET MANAGEMENT) LIMITED

By:	/s/ Edward D. Baker
Name:	Edward D. Baker
Title:	Executive Chairman

Schedule A

Fund	Investment Sub-advisory Fee[1]

Transamerica Global Macro	0.75% of the first $300 million;
0.725% over $300 million up to $500 million; 0.70% over
$500 million up to $600 million; and
0.65% in excess of $600 million

[1]	As a percentage of average daily net assets on an annual basis.

TRANSAMERICA GLOBAL MACRO

a series of Transamerica Funds

570 Carillon Parkway

St. Petersburg, FL 33716

Telephone: 1-888-233-4339

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to Transamerica Global Macro (the “Fund”), a series of Transamerica Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Fund has approved a new sub-advisory agreement on behalf of the Fund between Transamerica Asset Management, Inc. (“TAM”) and The Cambridge Strategy (Asset Management) Limited. The new sub-adviser took over day-to-day management of the Portfolio on April 30, 2013.

The Trust and TAM have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Order instead requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The full Information Statement will be available to review on the Fund’s website at https://www.transamericainvestments.com/TridionImages/Transamerica-Global-Macro-Information-Statement.pdf until at least November 19, 2013. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting your Fund at 1-888-233-4339.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.